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                                                                      EXHIBIT 10


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 14, 2000, relating to the financial statements and financial highlights which appears in the December 31, 1999 Annual Report to Shareholders of the Allmerica Investment Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts

February 25, 2000